                                                                    EXHIBIT 10.4

                                OPTION AGREEMENT
                                ----------------

     This Option Agreement (the "Agreement") is dated as of the _____ day of October, 2001, by and among Heather U. Baines and Lloyd McAdams, as Trustees of The Heather U. Baines and Lloyd McAdams Living Trust dated August 10, 2001 (the "Stockholder"), Anworth Mortgage Asset Corporation, a Maryland corporation (the "Company"), and Anworth Mortgage Advisory Corporation, a California corporation (the "Manager").

                                R E C I T A L S :
                                - - - - - - - -

     A. The Stockholder owns all of the issued and outstanding shares of common stock, $.01 par value (the "Common Stock"), of the Manager.

     B. Effective March 17, 1998, the Company and the Manager entered into that certain Management Agreement, pursuant to which the Manager performs services for the Company upon the terms and in consideration of the fees set forth therein (the "Management Agreement").

     C. The Stockholder desires to grant the option set forth herein (the "Option") to permit the Company, if and when such Option is exercised, to purchase the Common Stock pursuant to a merger of the Manager with and into the Company (the "Merger").

                               A G R E E M E N T :
                               - - - - - - - - -

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in consideration of the promises and the undertakings of the parties hereto hereinafter contained, it is hereby agreed:

     1.   Grant of Option; Anti-Dilution of Consideration.
          -----------------------------------------------

          a. Subject to the terms and conditions set forth herein, including, without limitation, those set forth in Section 3 hereof, the Stockholder hereby grants to the Company the Option to purchase all, but not part, of the Common Stock, for aggregate consideration consisting of Two Hundred Forty Thousand (240,000) shares of the common stock, $.01 par value per share, of the Company (the "Consideration").

          b. If the number of issued and outstanding shares of the Company's common stock changes by reason of any stock dividend, stock split, reverse stock split, recapitalization, combination, merger or other change in the corporate or capital structure of the Company, the number of shares of the Company's common stock constituting the Consideration shall be appropriately adjusted so that upon exercise of the Option the Stockholder shall receive the number and class of shares or other securities or property that the Stockholder would have received in respect of the Consideration if the Option had been exercised immediately prior to such event.

     2.   Term of Option. The Option shall expire at 5:00 P.M., Pacific Time, on
          --------------
April 30, 2003, unless such Option shall theretofore have been terminated in accordance with the provisions hereinafter set forth (the "Termination Date"). Such termination shall not affect the parties' ability to consummate the Merger if the Option is properly exercised on or prior to the Termination Date.

     3.   Company's Conditions to Exercise and Merger. The exercise of the
          -------------------------------------------
Option and consummation of the Merger are subject to the following conditions precedent having been fulfilled or waived in writing by the Company (except with respect to Section 3.a., which must be fulfilled as a condition to the exercise of the Option, and Section 3.b.(ii), which must be fulfilled as a condition to the Merger):

          a. With respect to the exercise of the Option, the following condition shall apply: The independent members of the Board of the Company (the "Board") shall have made a determination that the Merger would be in the best interests of the Company's stockholders in light of all relevant circumstances, including, without limitation, the fulfillment of each of the Stockholder's conditions to the exercise of the Option set forth in Section 4 hereof; and

          b. With respect to the consummation of the Merger, the following conditions shall apply:

               (i) the Board shall have received a fairness opinion from a reputable investment banking firm regarding the fairness of the Merger consideration prior to consummation of the Merger; and

               (ii) the Merger shall have been approved by the stockholders of the Company and the Stockholder shall agree to vote its shares of Company in favor of the Merger.

     4.   Stockholder's Conditions to Exercise. The exercise of the Option is
          ------------------------------------
subject to the following conditions precedent having been fulfilled or waived by the Stockholder in writing and the Option shall not be exercisable by the Company until such time:

          a. The Company shall have entered into a reasonable and acceptable employment agreement with McAdams and each of the other key members of the Company's management team as designated by McAdams. McAdams employment agreement shall be similar in form to those of similarly situated Chief Executive Officers of other mortgage real estate investment trusts, which shall include, without limitation (i) appointment of McAdams as the Company's President and Chief Executive Officer of the Company, (ii) participation by McAdams in the Company's Incentive Compensation Plan (as defined below), (ii) a three (3) year term renewing automatically each year for additional one (1) year terms, unless terminated by either of the parties thereto on not less than six (6) months prior written notice, and (iii) severance provisions equal to not less than three (3) years base salary, projected participation in the Company's Incentive Compensation Plan for such period, full payment of benefits for such period and full vesting of all options to purchase Company common stock and of all Company common stock paid to McAdams under the Incentive Compensation Plan, in the event McAdams is terminated without "cause" or terminates for "good reason" (including, without limitation, upon a change in control or similar event of the Company). The employment agreements for the other key members of the management team designated by McAdams shall be similar in form to those of similarly situated key executives of other mortgage real estate investment trusts and shall be negotiated in good faith by the Board following recommendations from McAdams.

          b. The Company shall have adopted an incentive compensation plan (the "Incentive Compensation Plan") pursuant to which the key executives of the Company designated by McAdams shall be entitled to earn incentive compensation calculated as set forth on Exhibit A attached hereto (the "Incentive Compensation"). The incentive compensation would be allocated annually by the Board (following the recommendations of McAdams) and the Incentive Compensation Plan would permit participants to receive fifty percent (50%) of all amounts earned in Incentive Compensation in excess of $50,000 per annum in Company common stock, which stock shall be subject to vesting as reasonably determined by the Board.

          c. The Board shall have increased the size of the Company's 1997 Stock Option and Awards Plan, as amended (the "Plan"), so that the number of shares authorized for grant thereunder shall not at any time equal less than fifteen percent (15%) of the total number of issued and outstanding shares of the capital stock of the Company and the Board shall be entitled to grant stock options and other awards thereunder in its discretion. Nothing herein shall be construed in any way to require the exercise of the Option as a condition to an increase in the number of shares authorized under the Plan, or any other amendment thereto, which increase or amendment shall be subject solely to approval of the Board and the Company's stockholders as required by law

     5.   Manner of Exercise of Option. This Option may be exercised by written
          ----------------------------
notice delivered to the Stockholder stating that the Option is being exercised with respect to all, but not part, of the Common Stock. Thereafter, the Merger shall be consummated on the earliest practicable date following the fulfillment or appropriate waiver of each of the conditions set forth in Section 3 and 4 above and negotiation and execution of a mutually reasonably agreed upon merger agreement between the parties.

     6.   Management Agreement. Upon the consummation of the Merger, the parties
          --------------------
agree that the Management Agreement shall terminate and be of no further force or effect and no termination fee shall be payable thereunder.

     7.   Successors and Assigns. This Agreement shall be binding upon and inure
          ----------------------
to the benefit of the parties hereto and their respective successors and assigns. This Agreement shall not be assignable by either party without the prior written consent of the other party.

     8.   Notices. All notices, requests, demands and other communications
          -------
hereunder shall be in writing and shall be deemed to have been duly given if (i) telefaxed to the telefax numbers of the other parties as listed below, or (ii) delivered or mailed by registered or certified mail to the addresses hereinafter described or at such other addresses as may be designated in writing by notice given by registered or certified mail to the other party. The date of the giving of such notices, requests, demands, and other communications shall be deemed to be three (3) days after the date of the posting of the mail, if mailed, or the date of delivery, if delivered other than by mail.

If to the Stockholder:

     1299 Ocean Avenue, Suite 200
     Santa Monica, California 90401
     Telefax:  (310) 434-0100

If to the Company:

     1299 Ocean Avenue, Suite 200
     Santa Monica, California 90401
     Attention: President
     Telefax: (310) 434-0100

With a copy to:

     Allen Matkins Leck Gamble & Mallory LLP
     1901 Avenue of the Stars, 18th Floor
     Los Angeles, California 90067
     Attention: Mark J. Kelson, Esq.
     Telefax: (310) 788-2410

     9.   Governing Law. The Agreement shall be construed and interpreted in
          -------------
accordance with the laws of the State of California for contracts made and performed entirely in the State of California.

     10.  Headings. The captions and other headings contained in this Agreement
          --------
are for convenience only and shall not be considered a part of or affect the construction and interpretation of any provision of this Agreement.

     11.  Counterparts. This Agreement may be executed in one or more
          ------------
counterparts, all of which shall be deemed an original, but all of such shall constitute one and the same Agreement.

     12.  Amendments and Waivers. This Agreement may be amended or any provision
          ----------------------
of this Agreement waived only the written consent of the Stockholder and the Company. The rights or remedies of the Stockholder and the Company under this Agreement shall be cumulative and not exclusive of any rights or remedies that the Stockholder or the Company would otherwise have and no course of dealing between the Stockholder and the Company nor any failure or delay by the Stockholder or the Company in exercising any right shall operate as a waiver of such right nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.

     13.  Severability. Any provision of this Agreement which is prohibited or
          ------------
unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without affecting, impairing or invalidating the remaining provisions hereof or the enforceability thereof in such jurisdiction or the validity or enforceability of any provision hereof in any other jurisdiction.

     14.  Entire Agreement. This Agreement constitutes the entire agreement and
          ----------------
understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements, arrangement, and understandings among the parties with respect to the subject matter hereof. No representation, promise, inducement, statement or intention has been made by any party hereto that is not embodied herein, and no party shall be bound by or liable for any alleged representation, promise, inducement or statement not so set forth herein.

     15.  Further Assurances. From and after the date of this Agreement, upon
          ------------------
the reasonable request of either party, the other party shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out the intent and purposes of this Agreement and the transactions contemplated hereby.

     16.  Attorneys' Fees. In the event of any controversy, claim or dispute
          ---------------
among the parties hereto arising out of or relating to this Agreement, or any breach hereof, the prevailing party shall be entitled to recover from the losing party reasonable attorney's fees, expenses and costs.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

"STOCKHOLDER"                           "COMPANY"


THE HEATHER U. BAINES AND LLOYD         ANWORTH MORTGAGE ASSET CORPORATION
MCADAMS LIVING TRUST

By:                                     By:
    ---------------------------             ------------------------------
Lloyd McAdams                           Name:
Co-Trustee                                    ----------------------------
                                        Title:
                                               ---------------------------

By:
    ---------------------------
Heather U. Baines
Co-Trustee

"MANAGER"

ANWORTH MORTGAGE ADVISORY
CORPORATION (with respect to Section 6 of this Agreement)

By:
    ---------------------------
Name:
      -------------------------
Title:
       ------------------------

                                    EXHIBIT A

                      CALCULATION OF INCENTIVE COMPENSATION

     Incentive Compensation to be paid under the Incentive Compensation Plan (as defined in the Agreement of which this Exhibit A is made a part) for each fiscal quarter shall be an amount equal to the Applicable Percentage (as set forth on the table below) of the Net Income of the Company, before incentive compensation, for such fiscal quarter in excess of the amount that would produce an annualized Return on Equity (calculated by multiplying the Return on Equity for such fiscal quarter by four) equal to the Ten-Year U.S. Treasury Rate for such fiscal quarter plus 1% (the "Incentive Compensation"). The Incentive Compensation calculation and payment shall be made quarterly in arrears. The Company shall compute the quarterly Incentive Compensation within 45 days after the end of such fiscal quarter, at which time the Company shall deliver a written statement to each participant under the Incentive Compensation Plan (the "Participants") setting forth the computation of the Incentive Compensation for such quarter. The Company shall pay the Incentive Compensation with respect to each fiscal quarter within 15 days following delivery of such computation by the Company to the Participants. In connection with the Company's annual audit, the Company shall compute any final adjustments to the Incentive Compensation payable within 45 days after the end of each fiscal year, at which time the Company shall deliver such computation to the Participants. Any required adjustments shall be paid by the Company within 15 days after delivery of such computation by the Company to the Participants and any amounts payable by the Participants shall be deducted from the next succeeding payment(s) of Incentive Compensation under the Incentive Compensation Plan.

---------------------------------     -------------------------------------
       Average Net Worth                      Applicable Percentage
       -----------------                      ---------------------
---------------------------------     -------------------------------------
       First $50 million                               25%
---------------------------------     -------------------------------------
---------------------------------     -------------------------------------
        Next $50 million                               20%
---------------------------------     -------------------------------------
---------------------------------     -------------------------------------
       Next $100 million                               10%
---------------------------------     -------------------------------------
---------------------------------     -------------------------------------
         All thereafter                                5%
---------------------------------     -------------------------------------

     As used herein, the following terms shall have the meanings set forth below:

     "Average Net Worth" means for any period (i) the daily average of the cumulative net proceeds to date from all offerings of the Company's equity securities, after deducting any underwriting discounts and commissions and other expenses and costs relating to the offerings, plus (ii) the Company's retained earnings (without taking into account any losses incurred in prior periods) computed by taking the average of such values at the end of each month during such period.

"Net Income" shall mean the taxable income of the Company (including net capital gains, if any) before incentive compensation, net operating loss deductions arising from losses in prior periods and deductions permitted by the United States Internal Revenue Code in calculating taxable income for a real estate investment trust plus the effects of adjustments, if any, necessary to record hedging and interest transactions in accordance with generally accepted accounting principles consistently applied. A deduction of all of the Company's interest expenses for borrowed funds is taken into account in calculating Net Income.

"Return on Equity" means an amount calculated for any quarter by dividing the Company's Net Income for the year by the Company's Average Net Worth for the quarter.